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                Void after 5:00 p.m. New York Time, on , 2008.


                            BRANDYWINE REALTY TRUST

                               OPTION AGREEMENT

                  OPTION AGREEMENT, dated as of ______, 1998, between Brandywine Realty Trust (the "Company") and Mark Hamer (the "Optionee").

                  1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase a total of 100,000 common shares of beneficial interest, par value $.01 per share (the "Shares"), of the Company ("Common Shares"), subject to adjustment as and to the extent provided herein.

                  2. Date of Grant; Term of Option. This Option is granted this day of , 1998, and it may not be exercised later than 5:00 p.m. on ____________, 2008 (the "Expiration Time"). All rights evidenced hereby shall terminate, and this Option shall be void, immediately following the Expiration Time.

                  3. Option Exercise Price. The Option exercise price ("Exercise Price") is twenty-four dollars ($24.00) per Share as to 50,000 Shares and twenty-six dollars and forty cents ($26.40) per Share as to 50,000 Shares, subject to adjustment as and to the extent provided herein.

                  4. Exercise of Option. This Option shall be exercisable during its term only in accordance with the following:

                           (a) Right to Exercise. Prior to the first
anniversary of the date of this Option, this Option shall not be exercisable. If a Forfeiture Event (as defined below) has not occurred prior to the first anniversary of the date of this Option, then on such first anniversary and at any time thereafter until the earlier of the Expiration Time and a Forfeiture Event, this Option shall be exercisable for fifty percent (50%) of the Shares purchasable hereunder having an Exercise Price of $24.00 per Share and shall be exercisable for fifty percent (50%) of the Shares purchasable hereunder having an exercise price of $26.40 per Share. If a Forfeiture Event has not occurred prior to the second anniversary of the date of this Option, then on such second anniversary and at any time thereafter until the earlier of the Expiration Time and a Forfeiture Event, this Option shall be exercisable for the remaining fifty percent (50%) of the Shares purchasable hereunder. Notwithstanding the foregoing, in the event that a Change in Control of the Company (as defined in the Company's 1997 Long-Term Incentive Plan, as amended (the "Plan")) occurs prior to the earlier of the Expiration Time and a Forfeiture Event, this Option


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shall become fully exercisable. The term "Forfeiture Event" means either (i)
the termination of the employment of the Optionee pursuant to Section 12 of the Employment Agreement dated _________, 1998 (the "Employment Agreement") between the Company and the Optionee (i.e., a "for Cause" termination) and
(ii) the voluntary resignation by the Optionee as an employee of the Company prior to the second anniversary of the date of this Option that is not in response to a breach by the Company of its obligations under the Employment Agreement. Optionee shall not be deemed to have voluntarily resigned as an employee of the Company if his employment terminates on account of his death or disability (as defined in the Plan).

                           (b) Method of Exercise. This Option shall be
exercisable, in whole or in part (but not for fractional shares), during its term by written notice delivered to the Company at the address specified in
Section 11 hereof, which notice shall state the Optionee's election to exercise this Option and the number of full Shares in respect to which this Option is being exercised. The written exercise notice shall be accompanied by payment of the Exercise Price multiplied by the number of Shares for which this Option is being exercised. Payment of the Exercise Price shall be in lawful money of the United States of America, in the form of a check, subject to collection, or such consideration and method of payment as may be authorized by the Board of Trustees of the Company. If this Option should be exercised in part only, the lower priced Shares shall be deemed to have been purchased first and the Company shall, upon surrender of this Option, execute and deliver a new Option evidencing the rights of the Optionee thereof to purchase the balance of the Shares purchasable hereunder. Upon receipt by the Company of this Option, together with proper payment of the purchase price, the Optionee shall be deemed to be the holder of record of the Shares, notwithstanding that the share transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Optionee. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Shares. The certificate or certificates for the Shares as to which this Option shall be exercised shall be registered in the name of the Optionee and shall be legended as the Company may reasonably require to comply with applicable federal and state securities laws.

                           (c) Restrictions on Exercise. This Option may not
be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make such representations and warranties to the Company as may be required to determine whether such exercise would constitute a violation of any applicable law or regulation. If it is determined pursuant to this Section 4(c) that an Option may not be exercised, then the Company must return to the Optionee, within one business day, any payment made by the Optionee to the Company with respect to such Option. The Company represents and warrants that as of the date of this Option, the Company has registered on a Form


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S-8 filed pursuant to the Securities Act of 1933 the Common Shares issuable upon exercise of this Option.

                  5. Reservation of Shares. The Company shall reserve at all times for issuance and delivery upon exercise of this Option the number of Common Shares from time to time issuable upon exercise of this Option. All such Shares shall be duly authorized and, when issued upon the exercise of this Option in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, security interests, charges and other encumbrances or restrictions (other than restrictions pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

                  6. Investment Representations. The Optionee represents and warrants as follows:

                           (a) The Optionee is acquiring this Option, and upon
exercise of this Option, he will be acquiring the Shares for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

                           (b) The Optionee has a preexisting business
relationship with the Company and, by reason of his business and financial experience, has the capacity to protect his interests in connection with the acquisition of this Option and the Shares.

                  7. Non-transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Subject to the foregoing, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

                  8. Rights of the Optionee. The Optionee shall not, by virtue of his ownership of this Option alone, be entitled to any rights of a holder of Common Shares of the Company, either at law or equity, and the rights of the Optionee are limited to those expressly set forth in this Agreement.

                  9. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                           (a) Adjustment for Certain Changes. If at any time
after the date hereof, the Company:


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                    (i)  pays a dividend or makes a distribution on its Common
                         Shares in additional Common Shares;

                    (ii) subdivides its outstanding Common Shares into a
                         greater number of Common Shares;

                    (iii) combines its outstanding Common Shares into a
                         smaller number of Common Shares; or

                    (iv) makes a distribution on its Common Shares in shares
                         of beneficial interest of the Company other than Common Shares;

then the Exercise Price in effect (and the number of Shares and other securities, if any, issuable upon exercise of this Option) immediately prior to such action shall be adjusted so that the Optionee may receive upon exercise of the Option, and payment of the same aggregate consideration, the number of shares of beneficial interest of the Company which the Optionee would have owned immediately following such action if the Optionee had exercised this Option immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution, and immediately after the effective date in the case of a subdivision, combination or reclassification.

                           (b) Officers' Certificate. Whenever the Exercise
Price shall be adjusted as required by the provisions of this Section 9, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the Chairman of the Board, President and Chief Executive Officer or the Chief Financial Officer of the Company and by the Secretary or any Assistant Secretary of the Company. A copy of each such officers' certificate shall be promptly mailed, by certified mail, to the Optionee.

                  10. Reclassification, Reorganization, Consolidation or Merger. In the event of any reclassification, capital reorganization or other change of the outstanding Common Shares of the Company (other than a subdivision or combination of the outstanding Common Shares and other than a change in the par value of the Common Shares) or in the event of any consolidation or merger of the Company with or into another person or entity (other than a merger in which the Company is the continuing person or entity and that does not result in any


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reclassification, capital reorganization or other change of outstanding Common
Shares) or in the event of any sale or conveyance to another person or entity of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of beneficial interest and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of Common Shares that might have been received if this Option had been exercised immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of beneficial interest and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions of this Section 10 shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Shares and to successive consolidations, mergers, sales or conveyances.

                  11. Notices. Any notice required or permitted to be delivered hereunder to the Company or the Optionee shall be delivered or sent by certified mail or by overnight courier. If the notice is to the Company, it shall be sent to: 16 Campus Boulevard, Newtown Square, PA 19073, attention, Secretary. If the notice is sent to the Optionee, it shall be sent to: Mark Hamer, 12 Blair Drive, Huntington, NY 11743. Any party may change the address to which notices are to be sent by delivery of written notice to the other party in the manner specified in the preceding sentence.

                  12. Entire Agreement. This Option has been granted pursuant to the Plan. This Agreement, and the provisions of the Plan, represent the entire agreement between the parties with respect to the subject matter hereof. Termination of the Plan shall not impair the rights of the Optionee under this Option.

                  13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland.

                  14. Modification and Waiver. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing signed by the Company and the Optionee.

                  15. Non-Recourse. No recourse shall be had for any obligation of the Company hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of the Company, whether by


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virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Optionee.

                  16. Status of Option. The Option is intended to be a non-qualified stock option. Accordingly, it is intended that the transfer of property pursuant to the exercise of the Option shall be subject to federal income tax in accordance with section 83 of the Internal Revenue Code of 1986 (the "Code"). The Option is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code.

                  17. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Common Shares in connection with the exercise of the Option, the Company shall have the right to (a) require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Common Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities, and in connection with the foregoing, the Company agrees, to the extent consistent with the Plan and applicable law, and upon request of the Optionee, to withhold Common Shares otherwise issuable upon exercise of the Option to satisfy such tax liabilities.

                  IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this instrument this _____ day of __________, 1998.



                                     By:      _________________________

                                     Name:    _________________________

                                     Title:   _________________________


Acknowledged and Agreed:


--------------------------
Mark Hamer


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